Exhibit 99.1

Assembly Biosciences Reports Year-End 2025 Financial Results and Recent Highlights

– Successfully licensed helicase-primase inhibitor program for recurrent genital herpes to Gilead, including candidates ABI-5366 and ABI-1179, following positive Phase 1b interim data; development plan anticipated by mid-2026 –

– Phase 2 initiation for ABI-6250, an oral small-molecule entry inhibitor candidate for chronic hepatitis delta virus, anticipated by end of 2026 –

SOUTH SAN FRANCISCO, Calif. – March 19, 2026 – Assembly Biosciences, Inc. (Nasdaq: ASMB), a biotechnology company developing innovative therapeutics targeting serious viral diseases, today reported financial results for the year ended December 31, 2025, and recent highlights.

“2025 was a pivotal year for the Company, and we anticipate another strong year ahead,” said Jason Okazaki, chief executive officer and president of Assembly Bio. “Compelling Phase 1b data across ABI-5366 and ABI-1179 led to an early decision by Gilead to license the HPI program, validating the strength of our science and execution, as well as the potential for our long-acting, oral antivirals to meaningfully improve patient care. As we enter 2026, we are well positioned – both scientifically and financially – to build on this momentum as we continue advancing our broader pipeline.”

Fourth Quarter 2025 and Recent Highlights

•
Recurrent genital herpes
o
Released positive interim Phase 1b data from two weekly dose cohorts of ABI-1179 and additional interim data from the ABI-5366 Phase 1b study, including unblinded safety data from two weekly cohorts released in August 2025 and a monthly oral proof-of-concept cohort
o
Licensed helicase-primase inhibitor (HPI) program, including ABI-5366 and ABI-1179, to Gilead Sciences, Inc. (Gilead), receiving a net $35 million option fee under the ongoing collaboration agreement
o
Completed dosing and follow-up for all participants in Phase 1a/b studies for ABI-5366 and ABI-1179

•
Viral hepatitis
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Gilead declined to exercise or defer its option on ABI-4334, a highly potent capsid assembly modulator candidate for chronic hepatitis B virus (HBV) infection
o
Initiated a structured process to find a partner for ABI-4334 after regaining sole rights to the program

•
Scientific conference presentations highlighted
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Presented interim Phase 1b data for ABI-5366 in a late-breaking oral presentation at the 38th Congress of the International Union Against Sexually Transmitted Infections (IUSTI)-Europe in Athens, Greece
o
Presented Phase 1b data for ABI-4334 in a poster presentation at the American Association for the Study of Liver Diseases (AASLD), The Liver Meeting®, in Washington, D.C.

Anticipated Milestones and Events

•
By mid-2026, pending receipt of Gilead’s development plan and budget, determine whether to opt in to 40% U.S. cost-profit share for herpesvirus HPI program (ABI-5366 and ABI-1179), in lieu of receiving U.S. milestones and royalties
•
Initiate a Phase 2 clinical study for ABI-6250 in participants with chronic hepatitis delta virus (HDV) by the end of 2026

Upcoming Conferences

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ABI-5366 and ABI-1179: Multiple abstracts accepted for presentation at the Congress of the European Society of Clinical Microbiology and Infectious Diseases (ESCMID) taking place in Munich, Germany from April 17-21, 2026
•
ABI-6250: Phase 1a data for ABI-6250 accepted as a poster presentation at the European Association for the Study of the Liver (EASL) Congress taking place in Barcelona, Spain from May 27-30, 2026

ABI-5366, ABI-1179, ABI-6250 and ABI-4334 are investigational product candidates that have not been approved anywhere globally, and their safety and efficacy have not been established.

Year-End 2025 Financial Results

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Cash, cash equivalents and marketable securities were $248.1 million as of December 31, 2025, compared to $232.6 million as of September 30, 2025, and $112.1 million as of the year ended December 31, 2024. The company’s cash position is projected to fund operations into 2028.
•
Revenue from collaborative research with Gilead was $72.3 million for the year ended December 31, 2025, compared to $28.5 million in 2024. The increase reflects the increase in collaboration funding.
•
Research and development expenses were $64.8 million for the year ended December 31, 2025, compared to $55.9 million in 2024. The increase is largely driven by an increase in spending on the HPI program, as both ABI-1179 and ABI-5366 saw significant enrollment in their respective Phase 1b clinical studies during the current year.

•
General and administrative expenses were $19.6 million for the year ended December 31, 2025, compared to $18.0 million in 2024. The increase was primarily due to higher professional fees and increased stock-based compensation related to performance-based awards.
•
Net loss attributable to common stockholders was $6.1 million, or $0.55 per basic and diluted share, for the year ended December 31, 2025, compared to $40.2 million, or $6.69 per basic and diluted share, in 2024.

About Assembly Biosciences

Assembly Biosciences is a biotechnology company dedicated to the development of innovative small-molecule therapeutics designed to change the path of serious viral diseases and improve the lives of patients worldwide. Led by an accomplished team of leaders in virologic drug development, Assembly Bio is committed to improving outcomes for patients struggling with the serious, chronic impacts of herpesvirus, hepatitis B virus (HBV) and hepatitis delta virus (HDV) infections. For more information, visit assemblybio.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These risks and uncertainties include: Assembly Bio’s ability to realize the potential benefits of its collaboration with Gilead, including all financial aspects of the collaboration and equity investments; Assembly Bio’s ability to initiate and complete clinical studies involving its therapeutic product candidates, including studies contemplated by Assembly Bio’s collaboration with Gilead, in the currently anticipated timeframes or at all; safety and efficacy data from clinical or nonclinical studies may not warrant further development of Assembly Bio’s product candidates; clinical and nonclinical data may not differentiate Assembly Bio’s product candidates from other companies’ candidates; Assembly Bio’s ability to maintain financial resources and secure additional funding necessary to continue its research activities, clinical studies, and other business operations; potential effects of changes in government regulation; results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Patrick Till

Meru Advisors

(484) 788-8560

investor_relations@assemblybio.com

Media:
Sam Brown LLC
Alyssa Kuciunas

(331) 481-3751

ASMBMedia@sambrown.com

ASSEMBLY BIOSCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except for share amounts and par value)

	As of December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$58,450	$38,344
Marketable securities	189,656	73,735
Accounts receivable from collaboration with a related party	974	—
Prepaid expenses and other current assets	5,469	3,424
Total current assets	254,549	115,503

Property and equipment, net	221	284
Operating lease right-of-use assets	2,508	3,069
Other assets	312	312
Total assets	$257,590	$119,168

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,171	$585
Accrued research and development expenses	2,387	2,273
Other accrued expenses	7,749	6,862
Deferred revenue from a related party - short-term	36,904	37,622
Operating lease liabilities - short-term	569	461
Total current liabilities	48,780	47,803

Deferred revenue from a related party - long-term	—	35,378
Operating lease liabilities - long-term	2,059	2,628
Total liabilities	50,839	85,809

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of December 31, 2025 and December 31, 2024; 15,855,329 and 7,457,240 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	16	7
Additional paid-in capital	1,038,823	859,488
Accumulated other comprehensive loss	(41)	(211)
Accumulated deficit	(832,047)	(825,925)
Total stockholders' equity	206,751	33,359
Total liabilities and stockholders' equity	$257,590	$119,168

ASSEMBLY BIOSCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands except for share and per share amounts)

	Year Ended December 31,
	2025	2024
Collaboration revenue from a related party	$72,303	$28,520

Operating expenses
Research and development	64,813	55,933
General and administrative	19,608	18,007
Total operating expenses	84,421	73,940
Loss from operations	(12,118)	(45,420)

Other income
Interest and other income, net	5,996	5,573
Total other income	5,996	5,573
Loss before income taxes	(6,122)	(39,847)

Income tax expense	—	330
Net loss	$(6,122)	$(40,177)

Other comprehensive loss
Unrealized gain (loss) on marketable securities	170	(130)
Comprehensive loss	$(5,952)	$(40,307)

Net loss per share, basic and diluted	$(0.55)	$(6.69)
Weighted average common shares outstanding, basic and diluted	11,210,934	6,004,560